Exhibit 99.1

OFFICERS’ CERTIFICATION

            Pursuant to Section 906 of the Corporate Fraud Accountability Act of 2002 (18 U.S.C.§ 1350, as adopted),  Richard S. Gilbert, Chief Executive Officer of Copper Mountain Networks, Inc. (the “Company”), and Michael O. Staiger, Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

1.        The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2002, and to which this Certification is attached as Exhibit 99.1, (the “Periodic Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934; and

2.        The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 14th day of November, 2002.

/s/ RICHARD S. GILBERT

Richard S. Gilbert Chairman, President and Chief Executive Officer

/s/ MICHAEL O. STAIGER

Michael O. Staiger Chief Financial Officer and Secretary